Exhibit 10.4

LIST OF SIGNATORIES TO INDEMNITY AGREEMENT

The following is a list of the executive officers and directors of IXYS Corporation who are signatories to the form of Indemnity Agreement attached to the Annual Report on Form 10-K as Exhibit 10.3:

Donald Feucht

Samuel Kory

S. Joon Lee

Timothy Richardson

Uzi Sasson

James Thorburn

Kenneth Wong

Nathan Zommer